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Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2007 with respect to the financial statements of Pinpoint Power DR LLC included in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-140632) and related Prospectus of EnerNOC, Inc. for the registration of shares of its common stock.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
May 15, 2007

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  Exhibit 23.2